INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-94914 on Form S-8, Registration no. 333-30237 on Form S-8 and Registration No. 333-22535 on Form S-3 of Hirsch International Corp. and Subsidiaries of our report dated April 22, 1999, appearing in this Annual Report on Form 10-K of Hirsch International Corp. and Subsidiaries for the year ended January 31, 1999.


DELOITTE & TOUCHE LLP

Jericho, New York
May 14, 1999